Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Aytu BioPharma, Inc. and subsidiaries (the “Company”) of our report dated September 27, 2022 with respect to the consolidated balance sheets of the Company as of June 30, 2022 and 2021, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended.

/s/ Plante & Moran, PLLC

Denver, Colorado

June 23, 2023